Schedule A

This Schedule sets forth information with respect to the purchase and sale of Common Stock of the Issuer which were effectuated by Reporting Persons during the past sixty (60) days. All transactions were effectuated in the open market through a broker.

Name of Reporting Person	Date of Transactions	Type of Transactions	Number of Securities	Price Per Share(1)
Galkin Revocable Trust(2)	5/15/25	Purchase	2,567	$ 7.20
Galkin Revocable Trust(2)	5/16/25	Purchase	17,206	$ 6.26
Galkin Revocable Trust(2)	5/20/25	Purchase	14,276	$ 6.00
Galkin Revocable Trust(2)	5/21/25	Purchase	20,580	$ 6.50
Galkin Revocable Trust(2)	5/22/25	Purchase	74,534	$ 5.30
Galkin Revocable Trust(2)	5/22/25	Purchase	60,887	$ 5.28
Galkin Revocable Trust(2)	5/22/25	Purchase	20,651	$ 5.23
Galkin Revocable Trust(2)	5/22/25	Purchase	7,891	$ 5.25
Galkin Revocable Trust(2)	5/23/25	Purchase	43,925	$ 5.10
Galkin Revocable Trust(2)	5/23/25	Purchase	56,311	$ 5.28
Galkin Revocable Trust(2)	5/27/25	Purchase	32,148	$ 5.69
Galkin Revocable Trust(2)	5/28/25	Purchase	54,767	$ 6.00
Galkin Revocable Trust(2)	5/28/25	Purchase	17,125	$ 5.95
Galkin Revocable Trust(2)	5/29/25	Purchase	75,502	$ 6.00
Galkin Revocable Trust(2)	5/29/25	Purchase	3,551	$ 5.73
Galkin Revocable Trust(2)	6/2/25	Purchase	115,540	$ 5.25
Galkin Revocable Trust(2)	6/2/25	Purchase	16,598	$ 5.15
Galkin Revocable Trust(2)	6/3/25	Purchase	47,914	$ 5.77
Galkin Revocable Trust(2)	6/5/25	Purchase	98,400	$ 8.10
Galkin Revocable Trust(2)	6/5/25	Purchase	83,995	$ 8.88
Galkin Revocable Trust(2)	6/5/25	Purchase	36,405	$ 8.10
Galkin Revocable Trust(2)	6/5/25	Purchase	27,324	$ 7.77
Galkin Revocable Trust(2)	6/5/25	Purchase	81,303	$ 7.69
Galkin Revocable Trust(2)	6/6/25	Purchase	28,262	$ 10.24
Galkin Revocable Trust(2)	6/9/25	Purchase	2,612	$ 10.40
Galkin Revocable Trust(2)	6/9/25	Sale	(3,024)	$ (14.79)
Galkin Revocable Trust(2)	6/9/25	Sale	(11,112)	$ (15.55)
Galkin Revocable Trust(2)	6/9/25	Sale	(17,976)	$ (14.44)
Galkin Revocable Trust(2)	6/9/25	Sale	(40,274)	$ (14.44)
Galkin Revocable Trust(2)	6/9/25	Sale	(44,444)	$ (14.79)
Galkin Revocable Trust(2)	6/9/25	Sale	(44,444)	$ (15.10)
Galkin Revocable Trust(2)	6/12/25	Purchase	70,837	$ 10.40
Galkin Revocable Trust(2)	6/13/25	Purchase	7,163	$ 9.55
Galkin Revocable Trust(2)	6/16/25	Purchase	56,348	$ 10.40
Galkin Revocable Trust(2)	6/16/25	Purchase	26,236	$ 10.00
Galkin Revocable Trust(2)	6/16/25	Purchase	20,469	$ 9.89
Galkin Revocable Trust(2)	6/17/25	Purchase	120,922	$ 11.11
Galkin Revocable Trust(2)	6/17/25	Purchase	41,247	$ 11.10
Galkin Revocable Trust(2)	6/20/25	Purchase	3,154	$ 11.11
Galkin Revocable Trust(2)	6/24/25	Purchase	126,130	$ 11.79
Galkin Revocable Trust(2)	6/24/25	Purchase	83,773	$ 11.11
Galkin Revocable Trust(2)	6/24/25	Purchase	72,524	$ 10.40
Galkin Revocable Trust(2)	6/24/25	Purchase	92,197	$ 11.20
Galkin Revocable Trust(2)	6/25/25	Purchase	66,666	$ 11.66
Galkin Revocable Trust(2)	6/26/25	Purchase	111,111	$ 11.77
Galkin Revocable Trust(2)	6/26/25	Purchase	78,390	$ 12.79
Galkin Revocable Trust(2)	6/26/25	Purchase	46,185	$ 12.85
Galkin Revocable Trust(2)	6/26/25	Purchase	42,092	$ 12.16
Galkin Revocable Trust(2)	6/30/25	Purchase	90,933	$ 15.15
Galkin Revocable Trust(2)	6/30/25	Purchase	64,726	$ 12.35
Galkin Revocable Trust(2)	7/8/25	Purchase	64,199	$ 18.10
Galkin Revocable Trust(2)	7/9/25	Purchase	57,920	$ 21.77
Vladimir Galkin & Angelica Galkin	7/14/25	Purchase	85,557	$ 44.44
Vladimir Galkin & Angelica Galkin	7/14/25	Purchase	81,110	$ 33.53
Vladimir Galkin & Angelica Galkin	7/14/25	Purchase	55,555	$ 47.16

(1)    The prices reported are weighted-average prices and include commissions paid in per share prices. These shares of Common Stock were purchased in multiple transactions. Upon request, the Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the SEC staff all information regarding the number of shares and price of each trade comprising the weighted average price and share amounts set forth in this Footnote 1.

(2)    On July 10, 2025, the Galkin Revocable Trust transferred 2,222,222 shares of Common Stock it had purchased to a joint account held by Vladimir Galkin and Angelica Galkin.